UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 30, 2020

ORGANICELL REGENERATIVE MEDICINE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55008	47-4180540
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

4045 Sheridan Avenue, Suite 239, Miami, FL	33140
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (888) 963-7881

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [_]

As used in this Current Report on Form 8-K, and unless otherwise indicated, the terms “the Registrant”, “the Company,” “Organicell,” “we,” “us” and “our” refer to Organicell Regenerative Medicine, Inc.

Item 1.01 Entry into a Material Definitive Agreement.

Effective March 30, 2020 (the “Effective Date”), the Company entered into a consulting agreement (“Agreement”) with Assure Immune L.L.C. (the “Consultant”) for an initial term of one year (the “Initial Term”) with automatic renewals for two (2) additional annual periods (each a “Renewal Term,” and together with the “Initial Term,” the “Term”), unless written notice is provided by either party at least 45 days prior to the applicable termination date. Under the Agreement, the Consultant will provide the Company during the Term with expertise, experience, advice and direction associated with the critical functional executive level roles of the Company as it relates to the oversight and management of the Company’s regulatory, research and development and laboratory operations, consistent with the Company’s corporate mission and strategies and subject to the resource limitations of the Company. In connection with the Agreement, the Consultants will receive monthly fees of $30,000 during the Initial Term and monthly consulting fees of $35,000 and $40,000 the first and second Renewal Terms, if any. In addition. the Company agreed to issue to the Consultant or its designees 12,000,000 shares of common stock of the Company (“Shares”), 50% of which Shares vest as of the Effective Date and balance of which Shares vest upon the six-month anniversary of the Effective Date. The Agreement also provides that upon the commencement of each Renewal Term, if any, the Consultant will receive up to 6,000,000 additional Shares, 50% of which Shares will vest on the commencement date of the Renewal Term and the balance of which additional Shares will vest on the six (6) month anniversary of such date. In connection with the Agreement, the Consultant (and its principals) are obligated to comply with customary confidentiality, non-compete and non-solicitation covenants and have agreed that all intellectual property developed during the term of the Agreement shall remain the property of the Company.

In addition to the Shares to be issued above, the Consultant or its designees will be entitled to participate in the Company’s Management and Consultants Performance Stock Plan (the “MCPP”), more fully described in Item 3.02 of this report. Pursuant to the MCPP, the Consultant or its designees may be awarded up to 33,000,000 Shares, based on the achievement of certain defined operational performance milestones (“Milestones”) during the Term of the Agreement and for a period of twelve (12) months after the expiration or earlier termination of the Agreement, provided that expiration or termination is not for “cause” or the Consultant’s non-renewal of the Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth in Items 1.01 and 5.02 (c) of this report in is incorporated herein in its entirety by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)       On April 25, 2020, Mr. Manuel Iglesias, a member of the Board, provided notice to the Company of his resignation from the Board, effectively immediately. The Board accepted Mr. Iglesias’ resignation.

(b)       On Saturday April 25, 2020, the Board of the Company agreed to amend and revise the employment agreements for each of Mr. Albert Mitrani, the Company’s Acting Chief Executive Officer (“A. Mitrani”), Mr. Ian Bothwell, the Company’s Chief Financial Officer (“Bothwell”) and Dr. Maria Mitrani, the Company’s Chief Science Officer (“Dr. Mitrani”) (individually each of A. Mitrani, Bothwell and Dr. Mitrani are referred to as an “Executive” and collectively the “Executives”). The primary amended terms associated with the agreements for each Executive were substantially similar and consisted of the following:

Term:	An extension to the term of the employment agreements dated April 13, 2018 from December 31, 2023 to December 31, 2025.

Base Salary	An increase in base annual salary from $162,500 to $300,000. The amended salary amount of $300,000 shall be retroactively adjusted to commence as of January 1, 2019. The increased annual salary of $137,500 (“Incremental Salary”) over the prior annual salary amount of $162,500 (“Original Base Salary”) shall only be paid only upon there being sufficient available cash. Beginning July 1, 2020, at the sole option of the Executive, any portion of unpaid Original Base Salary for periods after January 1, 2020, including unpaid bonus salary, may be converted by Executive into common stock at a conversion rate equal to the average trading price during the month in which the accrued salary pertains. For any unpaid Original Base Salary that existed prior to January 1, 2020, including unpaid bonus salary, the amounts may be converted at a conversion price using the closing trading price of the stock on the last trading day in December 2019.

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Beginning December 1, 2020, at the sole option of the Executive, all unpaid Incremental Salary for periods after January 1, 2020 may be converted by the Executive into common stock at a conversion rate equal to the average trading price during the month in which the accrued salary pertains. For any unpaid Incremental Salary that existed prior to January 1, 2020, the amounts may be converted at a conversion price using the closing trading price of the stock on the last trading day in December 2019.

Until such time as the Executive elects to convert, the accrued and unpaid salary, including Original Base Salary and Incremental Salary shall remain an obligation of the Company.

Severance Provisions:

1.	Company termination without cause, Executive for good reason:

A.	All existing accrued obligations existing at time of termination shall be paid to Executive.

B.	Any unvested equity grants in favor of Executive shall immediately become fully vested and any pending grants pursuant to the MCPP eligible to be issued to Executive shall be granted to Executive, regardless of whether the associated milestone were achieved prior to termination.

C.	Executive shall be entitled to a cash payment equal to his unpaid base salary for the remaining term in effect at time of the time of the termination or an amount equal to four times (4x's) the base salary in effect at the time of termination, whichever is greater,

D.	Executive shall be entitled to a cash payment equal to his 200% of the prior year’s cash or stock bonus (excluding any stock grants received pursuant to the MCPP).

2.	Change In Control: In the event of a Change in Control and the Executive’s employment agreement is not extended for period of five years from the date of the Change in Control with all other terms and conditions of the agreement remaining the same, then the Executive may terminate the agreement for good reason and all respective severance terms as provided for a termination by Executive for good reason described in clause 1 above shall be provided to Executive.

3.	Executive termination due to disability, death, or non-renewal by Company:

A.	All existing accrued obligations existing at time of termination shall be paid to Executive.

B.	Any unvested equity grants in favor of Executive shall immediately become fully vested and any pending grants pursuant to the MCPP eligible to be issued to Executive shall be granted to Executive, regardless of whether the associated milestone were achieved prior to termination.

C.	Executive shall be entitled to a cash payment equal to 299% of Executive’s base salary in effect at the time of termination, plus a gross up amount to cover Executive’s tax liability associated with such payment.

D.	200% of the prior years cash or stock bonus (excluding MCPP performance stock grants).

(c)       On April 25, 2020, the board of directors of the Company approved the adoption of the MCPP, providing for the grant to members of management and the Consultant of an aggregate of 205,000,000 Shares based on the achievement of certain defined operational performance Milestones as follows:

Mr. Albert Mitrani	43,000,000 Shares
Mr. Ian Bothwell	43,000,000 Shares
Dr. Maria Mitrani	43,000,000 Shares
Dr. George Shapiro	43,000,000 Shares
Consultant	33,000,000 Shares

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The Company issued the above-referenced Shares under the exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act, as a transaction not involving a public offering.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No	Description

10.1	Consulting Services Agreement effective as of March 30, 2020 between Assure Immune L.L.C and the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 30, 2020	ORGANICELL REGENERATIVE MEDICINE, INC.

	By:	/s/ Ian Bothwell
Ian Bothwell Chief Financial Officer

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